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Fleet Bank N.A.
c/o Fleet Pennsylvania Services Inc.
Trade Services Department - Standby Unit
1 Fleet Way
Scranton, PA 18507-1999

Telephone:  1-800-370-7519 Ext. 4214
Facsimile:  (717) 330-4187

                                                            Date: March 03, 1997

Irrevocable Standby Letter of Credit Number H-179208

Beneficiary:                           Applicant:

Odyssey Partners, L.P.                 PAXAR Corporation
31 West 52nd Street                    105 Corporate Park Drive
New York, NY 10019                     White Plains, NY  10604

Amount:  USD 6,153,008.00
Expiry Date:  January 31, 1998
Expiry Place:  Our Counters

Gentlemen:

We hereby issue this irrevocable letter of credit No. H179208 in your favor, for the account of PAXAR Corporation for USD 6,153,008.00 (Six Million One Hundred Fifty-Three Thousand Eight and 00/100 U.S. Dollars), available by your draft(s) drawn on us at sight, accompanied by the following:

1. Beneficiary's dated written statement on their letterhead signed by a purported authorized signatory stating:

QUOTE

The undersigned hereby certifies that an "Event of Default" has occurred under that certain promissory note, dated March 3, 1997, of PAXAR Corporation in favor of Odyssey Partners L.P. The undersigned hereby demands payment of US $_______ (representing the amount of unpaid principal and accrued interest outstanding under the Promissory Note) under this irrevocable letter of credit. We further certify that we have returned the original promissory note to PAXAR Corporation by courier.

UNQUOTE

2. The original of this Letter of Credit and Amendment(s), if any.

Only one drawing is permitted under this Letter of Credit up to the full amount of this Letter of Credit.

Drafts(s) must state: "Drawn under Fleet Bank N.A. Standby L/C No. H179208 Dated March 03, 1997.

Draft(s) and documents must be presented at our offices at 175 Water Street New York, NY 10038, Attn: Trade, Services Dept. - Standby Unit.

We hereby agree with you that documents drawn under and in strict compliance with the terms of this Letter of Credit shall be duly honored upon due presentation to us.
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This credit is subject to the Uniform Customs and Practice for documentary credits (1993 Revision), the International Chamber of Commerce, Publication No. 500.


                                           /s/ George Pailey
                                           --------------------
                                           Authorized Signature